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                                  EXHIBIT 2.3
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                                   Agreement


       This letter agreement sets forth the agreement between and among EVI, Inc., a Delaware corporation ("EVI"), Christiana Acquisition, Inc., a Wisconsin corporation ("Sub"), Christiana Companies, Inc., a Wisconsin corporation ("Christiana"), and C2, Inc., a Wisconsin corporation ("C2"), with respect to various matters contemplated by the Agreement and Plan of Merger by and among Christiana, EVI, Sub and C2, dated December 12, 1997 (the "Merger Agreement'). In connection with such matters, the parties hereto agree as follows:

       1. The parties agree that under Section 6.2(n) of the Merger Agreement, EVI will have no obligation to close the transactions contemplated by the Merger Agreement if there is pending any litigation involving Christiana or any of its subsidiaries that EVI, in its sole discretion, considers to be a material liability for which adequate security has not been provided. Section 2.2(g) of the Disclosure Schedule to the Merger Agreement describes in Item 5 thereof a certain class action suit pending in California. EVI and Christiana agree that this item of litigation is material for purposes of Section 6.2(n) of the Merger Agreement and that EVI will have no obligation whatsoever to close the transactions contemplated by the Merger Agreement unless the referenced settlement with respect to this litigation has been approved by the court and made effective, all members of the class are found to be bound by the settlement and the court approved settlement is not subject to any further appeal or review.

       2. It is anticipated that at the time of the closing of the Merger (as defined in the Merger Agreement), Christiana will have various cash on hand. EVI has advised Christiana and C2 that for a period of one year such funds would only be advanced to EVI through a loan and not as a distribution. EVI further agrees that any such loan would not be repaid by it for a period of one year following the closing of the Merger without the prior consent of C2 unless EVI agrees that during such time it would not pay a distribution from Christiana to EVI.

       IN WITNESS WHEREOF, the parties hereto have entered into this Agreement dated as of the 12th day of December, 1997.


                                           EVI, INC.


                                           By:    /s/ Bernard J. Duroc-Danner
                                               ---------------------------------
                                           Name:  Bernard J. Duroc-Danner
                                                 -------------------------------
                                           Title:        President
                                                  ------------------------------
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                                           CHRISTIANA ACQUISITION, INC.



                                           By:    /s/ Bernard J. Duroc-Danner
                                               ---------------------------------
                                           Name:  Bernard J. Duroc-Danner
                                                 -------------------------------
                                           Title:        President
                                                  ------------------------------


                                           CHRISTIANA COMPANIES, INC.



                                           By:    /s/ William T. Donovan
                                               ---------------------------------
                                           Name:  William T. Donovan
                                           Title: President


                                           C2, INC.



                                           By:    William T. Donovan
                                               ---------------------------------
                                           Name:  William T. Donovan
                                           Title: President